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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: August 12, 2003


                               MKTG SERVICES, INC.
               (Exact name of Registrant as specified in charter)


    Nevada                           0-16730                     88-0085608
--------------------------------------------------------------------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                     File No.)                Identification No.)
incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                    (Address of Principal Executive Offices)


                                  917/339-7100
              (Registrant's telephone number, including area code)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 12, 2003, MKTG Services, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP (the "Former Auditor") as its independent auditor. The Company's dismissal of the Former Auditor was approved by the entire Board of Directors of the Company upon the recommendation of the Company's Audit Committee.

         The Former Auditor's report on the Company's financial statements for each of the years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principals, except that the Former Auditor's report on the Company's financial statements for the year ended June 30, 2002, included a separate paragraph regarding the Company's ability to continue as a going concern.

         In connection with the audits for the years ended June 30, 2002 and June 30, 2001 and through August 12, 2003, there were no disagreements with the Former Auditor on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

         During the years ended June 30, 2002 and June 30, 2001 and through August 12, 2003, there were no Reportable Events (as defined by Regulation S-K
Item 304 (a)(1)(v)) except that in November 2000 and November 2001, the Former Auditor reported to and discussed with management and the audit committee a material weakness related to certain internal controls. In particular, the Former Auditor noted that: (a) the Company did not appear to have formal procedures in place to ensure that financial management is provided with documents and sufficiently consulted with regard to the potential accounting consequences of transactions prior to the finalization of contracts and agreements, (b) there appeared to be limited control procedures in place to ensure that financial management is made aware of all transactions that occur and documentation is received and reviewed in a timely manner, and (c) that transactions with financial significance should be discussed with external auditors prior to finalization. No such comments have been made by the Former Auditor to the Company since November 2001.

         The Company has engaged the firm of Amper, Politziner & Mattia, P.C., 2015 Lincoln Highway Edison, NJ 08818 (the "New Auditor") as its independent auditor effective on or about August 19, 2003, to act as its independent auditor for the fiscal year ending June 30, 2003.

         During the two most recent fiscal years and the interim period preceding the appointment of the New Auditor, we have not consulted the New Auditor regarding either (i) the application of the accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor advice was provided to us that the New Auditor concluded was an important factor considered by us in reaching a decision as to the accounting of financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Regulation S-K, Item 304(a)(1)).




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          The Company has authorized and requested the Former Auditor to respond fully to the inquiries of the New Auditor regarding the matters above.

         The Company has provided the Former Auditor with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K. The Registrant requested that the Former Auditor furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant. The Registrant has annexed such letter hereto as
Exhibit 16.1.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Not applicable
(b)  Not applicable
(c)  The following document is filed herewith as an exhibit to this Form 8-K:

     16.1  Letter from PricewaterhouseCoopers LLP, dated August 19, 2003.




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                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          MKTG SERVICES, INC.
                                            (Registrant)


Date:  August  19, 2003                      By: /s/ J. Jeremy Barbera
                                                --------------------------------
                                                J. Jeremy Barbera
                                                Chairman of the Board and
                                                Chief Executive Officer